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                        MERCANTILE BANKSHARES CORPORATION
                                  & F&M BANCORP

          Invites You to Attend an Investor and Analyst Teleconference
               Call to Discuss Mercantile Bankshares Corporation's
                           Acquisition of F&M Bancorp

                                TO BE HOSTED BY:
                Edward J. Kelly III, Chairman, President & CEO of
                      Mercantile Bankshares Corporation and
            Terry L. Troupe, CFO of Mercantile Bankshares Corporation
                                        &
               Faye E. Cannon, President & CEO of F&M Bancorp, and
         Kaye A. Simmons, Executive Vice President & CFO of F&M Bancorp

                          THE CALL WILL BE HELD TODAY,
                            THURSDAY, MARCH 13, 2003
                         at 11:00 AM EST (10:00 AM CST)

                To Participate in the Teleconference Please Dial:
                     1-877-715-5317 in the United States or
                     1-973-582-2751 for international access

          Ask to be Connected to the Mercantile Bankshares Corporation
                              Teleconference Call

          THE AUDIO WEBCAST AND SLIDE PRESENTATION MAY BE ACCESSED VIA
                               WWW.MERCANTILE.COM

      a replay of the conference call will be available one hour following the end of the call until 5PM on March 20,
                     2003. To access the replay please dial:
                     1-877-519-4471 in the United States or
                     1-973-341-3080 for international access
                       and enter reference number #3808614

          If you have any further questions please contact Dave Borowy, [Investor Relations] at Mercantile Bankshares Corporation at [Phone Number].